                                                                    EXHIBIT 10.2


NationsBank of Tennessee, N.A.

                           MASTER REVOLVING TERM LOAN
                                PROMISSORY NOTE


July 10, 1997             $16,000,000.00        Maturity Date: August 1, 2000


  Bank:                                                          Borrower:

  NationsBank of Tennessee, N.A.                                 SCB Computer Technology, Inc.
  6363 Poplar Avenue                                             Delta Software Systems, Inc.
  Memphis, TN 38119                                              TMR Acquisition, Inc.
                                                                 1365 Brierbrook Road
                                                                 Germantown, TN 38138


FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Sixteen Million and No/100 Dollars ($16,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds as set forth in that certain Loan Agreement of even date herewith (the "Loan Agreement"), together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.  RATE.   The unpaid principal balance of this Note from day to day
outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the Maximum Rate (hereinafter defined) or (ii) the Stated Rate (hereinafter defined) fixed for periods of one (1) month each and computed on the Annual Basis (hereinafter defined).

    (a) The term "Stated Rate" means the LIBOR Funding Rate plus the Applicable Margin (as hereinafter set forth).

    (b) The term "LIBOR Funding Rate" means the thirty (30) day rate of interest set by Bank as the LIBOR Funding Rate as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

    (c) The term "Business Day" shall mean a day on which Bank is open for business and dealing in deposits in Memphis, Tennessee.

    (d) The term "Interest Period" shall mean, with respect to any LIBOR Borrowing (hereinafter defined), a period from the 15th of each month in which the LIBOR Funding Rate shall become effective as to such LIBOR Borrowing to the 14th of the following month, subject however to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day, the LIBOR Funding Rate shall be determined the immediately preceding business day; and

         (ii)  no Interest Period shall extend beyond the final maturity date;
and

    (e) The term " Applicable Margin" means the percentage added to the LIBOR Funding Rate and shall be a function of the Funded Debt/EBITDA ratio as follows:


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

                                        Funded Debt/EBITDA                  LIBOR Applicable Margin
                                        ------------------                  -----------------------

                                           (i)   <1.00 x                     0.75%
                                           (ii)  = or <1.50 x                1.00%
                                           (iii) >1.50 x                     1.50%

    (f) The term "LIBOR Borrowing" as used herein means a separate and distinct portion of the indebtedness evidenced by the Note bearing interest at a LIBOR Funding Rate.

The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or the law of the state of Tennessee permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.


Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the Maximum Rate; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such Maximum Rate shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ANNUAL BASIS OR ACCRUAL METHOD. "Annual Basis" means computation of interest at the Rate set forth above using a 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3.  RATE CHANGE DATE.   The Stated Rate will change on the 15th of each month.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

    This Note evidences a reducing revolving term loan facility under which Borrower may from time to time borrow, repay and re-borrow funds as provided in the Loan Agreement. The loan shall be repaid as set forth hereinbelow and on August 1, 2000 the entire outstanding principal balance, plus all accrued and unpaid interest, shall be due and payable in full. Interest calculated at the variable rate set forth above shall be paid monthly commencing on the 1st day of August, 1997, and continuing on the same day of each and every month thereafter until maturity.

    Notwithstanding the original principal amount of this Note, the aggregate principal amount of terms loans available and/or which may be outstanding hereunder at any time shall reduce, and Borrower shall pay any outstanding sums necessary to so reduce such aggregate balance, according to the following schedule:

                                                                          Aggregate Outstanding
                             Date of Reduction                             Balance Allowed
                             -----------------                            ---------------------

                             a.  November 1, 1997                         $15,333,333.00
                             b.  February 1, 1998                          14,666,667.00
                             c.  May 1, 1998                               14,000,000.00
                             d.  August 1, 1998                            13,333,333.00
                             e.  November 1, 1998                          12,666,667.00
                             f.  February 1, 1999                          12,000,000.00
                             g.  May 1, 1999                               11,333,333.00
                             h.  August 1, 1999                            10,666,667.00
                             i.  November 1, 1999                          10,000,000.00
                             j.  February 1, 2000                           9,333,333.00
                             k.  May 1, 2000                                8,666.667.00


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

5.  REVOLVING FEATURE.

     Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate outstanding balance allowed at any one time equal to the principal balances shown in Section 4 above, provided that Borrower is not in default under any provision of this Note, the Loan Agreement, (the "Loan Agreement"), any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

6.  AUTOMATIC PAYMENT.

    Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 1800614826. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or, in the case of any guarantor, other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time without penalty.

9. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late.

10.      EVENTS OF DEFAULT.   The following are events of default hereunder:
(a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note, the Loan Agreement, or any of the other Loan Documents, within fifteen (15) days of the date when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other material obligation, liability or indebtedness of any Obligor to any other party; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; or (g) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor.

11. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the Maximum Rate, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor, (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

13. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Tennessee. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Tennessee or the United States located within the State of Tennessee and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.


16. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW.
IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.
ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

    B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY

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

WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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


                                        SCB COMPUTER TECHNOLOGY, INC.


                                        By: /s/ Gordon Bateman
                                           ----------------------------------
                                        Name: Gordon Bateman
                                             --------------------------------

                                        Title: Chief Financial Officer
                                              -------------------------------
                                         /s/ Bobby P. Jackson
                                        -------------------------------------
                                               Attest

                                                           [Corporate Seal]


                                        DELTA SOFTWARE SYSTEMS, INC.

                                        By: /s/ Gordon Bateman
                                           ----------------------------------
                                        Name: Gordon Bateman
                                             --------------------------------

                                        Title: Secretary
                                              -------------------------------
                                         /s/  Bobby P. Jackson
                                        -------------------------------------
                                              Attest


                                                                [Corporate Seal]

                                        TMR ACQUISITION, INC.


                                        By: /s/ Gordon Bateman
                                           ----------------------------------
                                        Name:  Gordon Bateman
                                             --------------------------------

                                        Title: Secretary
                                              -------------------------------
                                         /s/  Bobby P. Jackson
                                        -------------------------------------
                                              Attest



                                                                [Corporate Seal]




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